UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported) October 10, 2001

eFunds Corporation

(Exact name of registrant as specified in its charter)

Gainey Center II, Suite 300 8501 North Scottsdale Road Scottsdale, Arizona	85253

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 480-629-7700

Commission File Number 0-30791

Delaware	39-1506286

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

7272 East Indian School Road, Suite 420
Scottsdale, AZ 85251

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a.)     Financial Statements of Business Acquired

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

UNAUDITED CONSOLIDATED BALANCE SHEETS
June 30, 2001 and 2000

	(Unaudited)
ASSETS	2001	2000

Current Assets

Operating, vault, and ATM cash and cash equivalents	$1,389,467	$9,863,479

Trade accounts receivable, less allowance for doubtful accounts of approximately $392,000 in 2001 and $44,000 in 2000	3,765,490	3,336,932

Leases receivable	179,738	431,857

Inventories	3,065,220	4,130,304

Prepaid expenses	325,650	157,322

Total current assets	8,725,565	17,919,894

Property and Equipment, at cost	11,748,942	10,240,255

Less accumulated depreciation	3,853,503	2,370,566

Net property and equipment	7,895,439	7,869,689

Other Assets

Security deposits	246,645	232,686

Goodwill, net of accumulated amortization of $554,366 in 2001 and $-0- in 2000	3,319,205	—

Noncompete agreement, net of accumulated amortization of $141,333 in 2001 and $-0- in 2000	268,667	10,000

Other, primarily customer lists, net of accumulated amortization of $402,964 in 2001 and $246,956 in 2000	411,441	506,273

Total other assets	4,245,958	748,959

Total assets	$20,866,962	$26,538,542

See Condensed Notes to Unaudited Consolidated Financial Statements.

	(Unaudited)
LIABILITIES AND MEMBERS’ EQUITY	2001	2000

Current Liabilities

Current maturities of long-term debt	$1,039,240	$1,058,784

Accounts payable	10,483,882	8,782,544

Accrued expenses	512,341	320,418

Deferred income	444,444	—

Current portion of deferred gain on sale-leaseback	747,734	747,734

Total current liabilities	13,227,641	10,909,480

Long-Term Debt, less current maturities	2,733,565	3,775,633

Deferred Gain on Sale-Leaseback, net of accumulated amortization of $373,868 in 2001 and $238,679 in 2000, less current portion	1,874,324	2,622,421

Commitments

Members’ Equity

Members’ capital	11,359,048	11,359,048

Deferred compensation	(283,022)	(389,155)

Members’ deficit	(8,058,476)	(1,743,013)

Other comprehensive gain—foreign currency translation	13,882	4,128

Total members’ equity	3,031,432	9,231,008

Total liabilities and members’ equity	$20,866,962	$26,538,542

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
Six-Month Periods Ended June 30, 2001 and 2000

	(Unaudited)
	2001	2000

Equipment sales	$1,843,828	$3,569,635

Management revenue	33,011,797	—

Processing revenue	303,056	26,859,229

	35,158,681	30,428,864

Cost of sales	3,306,843	3,000,123

Processing expense	28,188,458	25,575,872

	31,495,301	28,575,995

Gross profit	3,663,380	1,852,869

Operating expenses	7,656,039	4,843,755

Operating loss	(3,992,659)	(2,990,886)

Nonoperating income (expense):

Interest expense	(10,573)	(87,377)

Other, net	25,639	196,166

Net loss	$(3,977,593)	$(2,882,097)

Pro forma net loss (Note 2):

Net loss, as reported	$(3,977,593)	$(2,882,097)

Income tax expense	—	—

Pro forma net loss	$(3,977,593)	$(2,882,097)

See Condensed Notes to Unaudited Consolidated Financial Statements.

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six-Month Periods Ended June 30, 2001 and 2000

	(Unaudited)
	2001	2000

Cash Flows From Operating Activities

Net loss	$(3,977,593)	$(2,882,097)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depreciation and amortization	1,111,360	949,944

Deferred gain on sale-leaseback	(374,229)	2,750,728

Changes in assets and liabilities:

Decrease (increase) in:

Trade accounts and other receivables	(1,361,538)	(190,239)

Inventories	360,518	5,853,449

Prepaid expenses	(204,327)	60,510

Other assets and security deposits	11,504	25,338

Increase (decrease) in:

Accounts payable	3,855,268	(6,187,782)

Accrued expenses	(197,604)	129,280

Deferred income	444,444	—

Net cash provided by (used in) operating activities	(332,197)	509,131

Cash Flows From Investing Activities Purchase of property and equipment	(53,459)	(955,191)

Net cash used in investing activities	(53,459)	(955,191)

Cash Flows From Financing Activities

Purchase of Class B membership capital	—	18,815,495

Net payments to shareholders	—	(3,899,724)

Distributions to members	—	(5,109)

Payments of note payable to stockholder of predecessor entity	—	(2,033,694)

Net principal payments on long-term notes	(527,737)	(2,621,910)

Net cash provided by (used in) financing activities	(527,737)	10,255,058

Effect of Foreign Currency Exchange Rate Changes on Cash	3,805	(18,123)

Net increase (decrease) in cash and cash equivalents	(909,588)	9,790,875

Cash and Cash Equivalents Beginning of period	2,299,055	72,604

End of period	$1,389,467	$9,863,479

Supplemental Disclosures of Cash Flow Information Cash payments for interest	$2,108,298	$2,022,043

See Condensed Notes to Unaudited Consolidated Financial Statements.

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.   Basis of Presentation

The financial statements on the previous pages and included in this 8K/A filing have been prepared by Access Cash International L.L.C. (the Company) without audit. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to such rules and regulations, although management believes the disclosures are adequate to make the information presented not misleading. These statements should be read in conjunction with the Company’s audited financial statements as of December 31, 2000, and Access Cash International, Inc.’s, the predecessor company’s, audited financial statements as of December 31, 1999, included in this 8K/A filing with the Securities and Exchange Commission.

The financial statements presented herein as of June 30, 2001 and 2000, and for the six-month periods then ended reflect, in the opinion of management, all material adjustments consisting only of normal recurring adjustments necessary for a fair presentation of the financial position, results of operations and cash flows for these interim periods.

The six-month period ended June 30, 2000, reflects the operations of Access Cash International, Inc., the predecessor company, for the two-month period ended February 29, 2000, and the operations of the Company for the four-month period ended June 30, 2000. When Access Cash International L.L.C. was formed, the net loss of $1,139,084 generated from the results of operations for the two-month period ended February, 29, 2000, was included in the contribution of assets, liabilities, and stockholders’ deficit in exchange for Class A membership shares. As a result, the members’ deficit in the June 30, 2000, balance sheet reflects the four months of operations for the Company beginning March 1, 2000, and ending June 30, 2000. See Note 4 for discussion of the formation of the Company.

Revenue and cost recognition: Equipment sale revenues include sales of ATMs and parts as well as installation and repair and are recognized upon installation for ATMs and upon shipment for parts. Revenues for services are recognized upon completion of the service.

Processing revenues represent the Company’s share of fees charged to ATM users and their financial institutions. Until August 31, 2000, fees were earned and recorded daily based upon transactions processed through the ATMs.

Effective September 1, 2000, the Company entered into a revenue agreement with eFunds to take advantage of eFunds’ sales and marketing expertise and to broaden its related services to financial institutions, ATM networks, and independent service organizations. The Company retains responsibility for managing its network of ATMs.

The agreement calls for all of the Company’s merchant contracts and the resulting processing revenue (principally surcharge and interchange fees) to be assigned and paid to eFunds. In return, eFunds will pay the Company a monthly management fee per active ATM and 50 percent of this amount for certain inactive ATMs. The management fee escalates at a minimum of 2.5 percent semiannually. The agreement has a term of five years, though it can be terminated by eFunds or the Company at certain times with penalties upon a six-month notice.

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 2.   Pro Forma Income Taxes

The Company is a limited liability company (LLC). However, had the Company been a C Corporation, no income tax expense would have resulted due to the net loss incurred. Also, no income tax benefit would result due to the uncertainty associated with future realization of the Company’s deferred tax assets.

Note 3.   Recently Issued Accounting Standards

In July 2001 FAS 141, Business Combinations, and FAS 142 Goodwill and Other Intangible Assets, were issued. These pronouncements provide that all business combinations initiated after June 30, 2001 be accounted for using the purchase method and that goodwill be reviewed for impairment rather than amortized, beginning on January 1, 2002. The Company does not believe that the adoption of these pronouncements will have a material effect on its financial statements. Any business combination transactions in the future would be accounted for under this new guidance.

In September 2001, the FASB issued Statement 143, Asset Retirement Obligations. This Statement addresses financial accounting and reporting for obligation associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Statement will be effective for the Company’s fiscal year ending December 2003. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

In August 2001, the FASB issued Statement 144, Accounting for Impairment or Disposal of Long-Lived Assets. This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Statement will be effective for the Company’s fiscal year ending December 2002. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

Note 4.   Formation of Access Cash International L.L.C.

On March 8, 2000, in a planned series of transactions, the assets, liabilities, and stockholders’ deficit of Access Cash International, Inc., were contributed to the Company in exchange for Class A membership capital representing an approximate 76 percent membership interest. As this transaction was between entities under common control, it was accounted for at historical cost in a manner similar to a pooling of interests. An additional $4,000,000 was distributed to the shareholders of Access Cash International, Inc., resulting in an increase of members’ deficit in this amount. Also on this date, eFunds, in exchange for acquiring Class B membership capital representing an approximate 23.5 percent membership interest in the operations of the Company, contributed $20,000,000, less $1,184,505 in capital issuance costs. The remaining 0.5 percent equity interest is owned by an executive. See also Note 8.

A summary of the predecessor entity’s contribution is as follows:

Office furniture and equipment	$664,111

Leasehold improvements	268,057

Computer equipment	885,490

Software	884,210

Vehicles	600,802

ATMs	4,328,302

Capitalized ATM lease	4,064,511

$11,695,483

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 5.   Equipment Sales Revenue Agreement

In June 2001, the Company entered into an amendment of the revenue agreement with eFunds pursuant to which the Company agreed to assign and pay to eFunds all equipment sales and maintenance revenue earned from April 1, 2001, through March 31, 2002. In return, eFunds agreed to increase the management fee payable under the revenue agreement. The increase is effective July 1, 2001, and includes $700,000 monthly as an equipment sales surcharge fee and $250,000 monthly as a sales assistance consulting fee. Such fees are payable through March 31, 2002, at which time the revenue agreement terminates.

The revenue agreement is not expected to have a long-term adverse impact on the Company’s reported earnings or cash flow. The assignment of the Company’s equipment sales revenues earned in the Company’s second fiscal quarter of 2001, which resulted in a larger second quarter loss than would otherwise have been reported, will be offset by the sales assistance consulting fee to be earned in the succeeding three quarters. With respect to cash flow, the Company is required to remit equipment sales revenues to eFunds 90 days after the end of the relevant period. During each 90 days, the Company will receive from eFunds the additional monthly fees payable under the agreement.

Note 6.   Contingencies

In March 2001, the Company was notified that a courier used by the Company to stock ATMs with cash filed for bankruptcy protection as a result of alleged misappropriation of cash. On the date of filing, the courier had approximately $3.3 million of cash under its responsibility, which had been obtained pursuant to the cash agreements entered into by the Company. The Company has repaid $1.5 million of the $3.3 million to one of its third-party financing sources. This amount is included as a long-term receivable on the consolidated balance sheet as of June 30, 2001. The courier and the Company have insurance, which may cover losses if full recovery is not obtained in bankruptcy. The Company’s insurance provider is currently disputing responsibility for covering potential losses. The Company is responsible for any portion of the $3.3 million in cash that is not covered by insurance. Although the ultimate outcome of this event is uncertain, the Company in June, 2001 has specifically reserved an estimate of loss of $1,500,000. This provision has been included in operating expenses for the six-month period ended June 30, 2001.

The Company is involved in certain legal proceedings and claims incidental to the normal course of business. Although the ultimate outcome of these outstanding claims cannot be determined, management believes their final disposition will not have a material adverse effect on the financial position of the Company.

Note 7.   Subsequent Events

On October 10, 2001, all of the Class A memberships units were purchased by eFunds for approximately $43.9 million. Holdbacks on this purchase are approximately $4.3 million. The related purchase agreement has been included in this 8K/A filing.

In connection with the purchase of the Company on October 10, 2001, the Company’s position of chief financial officer/executive vice president was eliminated. The employment of the executive in the position will cease on October 31, 2001. Upon this date the executive’s remaining deferred compensation balance will fully vest and will be recognized as an expense.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Access Cash International L.L.C. and Subsidiary
St. Paul, Minnesota

We have audited the accompanying consolidated balance sheet of Access Cash International L.L.C. and Subsidiary as of December 31, 2000, and the related consolidated statements of income, members’ equity, and cash flows from March 1, 2000 (date of formation) through December 31, 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Access Cash International L.L.C. and Subsidiary as of December 31, 2000, and the results of their operations and their cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
March 23, 2001

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
December 31, 2000

ASSETS

Current Assets
Operating, vault, and ATM cash and cash equivalents	$2,299,055

Trade accounts receivable, less allowance for doubtful accounts of approximately $39,000	1,880,032

Leases receivable	703,658

Inventories	3,425,738

Prepaid expenses	121,323

Total current assets	8,429,806

Property and Equipment, at cost	11,695,483

Less accumulated depreciation	3,221,348

Net property and equipment	8,474,135

Other Assets
Security deposits	258,149

Goodwill, net of accumulated amortization of $276,684	3,596,887

Noncompete agreement, net of accumulated amortization of $66,666	333,334

Other, primarily customer lists, net of accumulated amortization of $329,402	495,230

Total other assets	4,683,600

Total assets	$21,587,541

See Notes to Consolidated Financial Statements.

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Current maturities of long-term debt	$1,018,194

Accounts payable	6,628,614

Accrued expenses	709,945

Current portion of deferred gain on sale-leaseback	747,734

Total current liabilities	9,104,487

Long-Term Debt, less current maturities	3,282,348

Deferred Gain on Sale-Leaseback, net of accumulated amortization of $742,385, less current portion	2,248,553

Commitments and Contingencies

Members’ Equity
Members’ capital	11,359,048

Deferred compensation	(336,089)

Members’ deficit	(4,080,883)

Other comprehensive income—foreign currency translation	10,077

Total members’ equity	6,952,153

Total liabilities and members’ equity	$21,587,541

See Notes to Consolidated Financial Statements.

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME
March 1, 2000 (Date of Formation) Through December 31, 2000

Equipment sales	$7,070,537

Management revenue	20,970,002

Processing revenue	29,640,329

57,680,868

Cost of sales	5,744,893

Processing expense	46,582,965

52,327,858

Gross profit	5,353,010

Operating expenses	9,681,801

Operating loss	(4,328,791)

Nonoperating income (expense):

Interest expense	(33,429)

Other, net	281,337

Net loss	$(4,080,883)

Pro forma net loss (Note 14):

Net loss, as reported	$(4,080,883)

Income tax expense	—

Pro forma net loss	$(4,080,883)

See Notes to Consolidated Financial Statements.

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY
March 1, 2000 (Date of Formation) Through December 31, 2000

		Members’ Capital
	Comprehensive
	Loss	Class A	Class B	Class C	Subtotal

Balance, beginning		$—	$—	$—	$—

Comprehensive loss:

Net loss	$(4,080,883)	—	—	—	—

Equity adjustment from foreign currency translation	10,077	—	—	—	—

Comprehensive loss	$(4,070,806)

Member contributions		(7,875,871)	18,815,495	—	10,939,624

Issuance of Class A member capital		424,533	—	—	424,533

Amortization		—	—	—	—

Distributions		(5,109)	—	—	(5,109)

Balance, ending		$(7,456,447)	$18,815,495	$—	$11,359,048

See Notes to Consolidated Financial Statements.

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY
March 1, 2000 (Date of Formation) Through December 31, 2000

			Other
			Comprehensive
			Loss—Foreign
	Deferred	Members’	Currency
	Compensation	Deficit	Translation	Total

Balance, beginning	$—	$—	$—	$—

Comprehensive loss:

Net loss	—	(4,080,883)	—	(4,080,883)

Equity adjustment from foreign currency translation	—	—	10,077	10,077

Comprehensive loss

Member contributions	—	—	—	10,939,624

Issuance of Class A member capital	(424,533)	—	—	—

Amortization	88,444	—	—	88,444

Distributions	—	—	—	(5,109)

Balance, ending	$(336,089)	$(4,080,883)	$10,077	$6,952,153

See Notes to Consolidated Financial Statements.

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS
March 1, 2000 (Date of Formation) Through December 31, 2000

Cash Flows From Operating Activities

Net loss	$(4,080,883)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	2,069,160

Deferred gain on sale-leaseback	158,486

Changes in assets and liabilities, net of assets acquired:

Decrease (increase) in:

Trade accounts and other receivables	(2,200,101)

Inventories	1,372,232

Prepaid expenses	249,917

Other assets and security deposits	(25,271)

Increase (decrease) in:

Accounts payable	945,193

Accrued expenses	507,486

Deferred gain on sale-leaseback	(612,546)

Net cash used in operating activities	(1,616,327)

Cash Flows From Investing Activities

Purchase of property and equipment	(1,677,409)

Purchase of assets in acquisition	(5,127,649)

Net cash used in investing activities	(6,805,058)

Cash Flows From Financing Activities
Purchase of Class B membership capital	18,815,495

Payments to shareholders	(3,295,604)

Payments of note payable to stockholder of predecessor entity	(2,033,694)

Net principal payments on long-term notes	(2,850,813)

Distributions to members	(5,109)

Net cash provided by financing activities	10,630,275

Effect of Foreign Currency Exchange Rate Changes on Cash	24,294

Net increase in cash and cash equivalents	2,233,184

Cash and Cash Equivalents

Beginning of period	65,871

End of period	$2,299,055

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$3,872,919

Purchase of Assets in Acquisition (Note 10)
Inventory	$253,428

Property and equipment	515,156

Other	85,494

Goodwill	3,873,571

Noncompete agreement	400,000

Cash paid	$5,127,649

See Notes to Consolidated Financial Statements.

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.   Nature of Business and Summary of Significant Accounting Policies

The operations of Access Cash International L.L.C. (ACI), a limited liability company, and its subsidiary (collectively referred to as the Company) principally involve the sale and servicing of automated teller machines (ATMs) and administrating the processing of ATM transactions. The Company’s customers include convenience, grocery, general merchandise, and drug stores as well as gas stations located throughout the United States and Canada. The Company contracts with independent third parties to handle the processing of the ATM transactions.

The Company also owns ATMs outright or through joint ownership that have been placed into operation at various retail locations. No rental fees are charged to the retailer. The Company receives transaction revenues on these units, a portion of which is shared with the retail location.

The Company’s ATM network operations are subject to certain regulations with respect to ATM transactions. Changes in these regulations resulting from future legislation could significantly impact the Company.

Basis of presentation and principles of consolidation: Access Cash Canada Company (the Subsidiary) is a wholly owned subsidiary of ACI. The consolidated financial statements include the accounts of ACI and the Subsidiary. All material intercompany accounts and transactions are eliminated in consolidation.

Revenue and cost recognition: Equipment sale revenues include sales of ATMs and parts as well as installation and repair and are recognized upon installation for ATMs and upon shipment for parts. Revenues for services are recognized upon completion of the service.

Processing revenues represent the Company’s share of fees charged to ATM users and their financial institutions. Until August 31, 2000, fees were earned and recorded daily based upon transactions processed through the ATMs.

Effective September 1, 2000, the Company entered into a revenue agreement with a related party to take advantage of the related party’s sales and marketing expertise and to broaden its related services to financial institutions, ATM networks, and independent service organizations. The Company retains responsibility for managing its network of ATMs.

The agreement calls for all of the Company’s merchant contracts and the resulting processing revenue (principally surcharge and interchange fees) to be assigned and paid to the related party. In return, the related party will pay the Company a monthly management fee per active ATM and 50 percent of this amount for certain inactive ATMs. The management fee escalates at a minimum of 2.5 percent semiannually. The agreement has a term of five years, though it can be terminated by the related party or the Company at certain times with penalties upon a six-month notice.

Management estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.   Nature of Business and Summary of Significant Accounting Policies (Continued)

Cash and cash equivalents: The Company maintains its cash in bank deposit and money market accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses as a result of this cash concentration. In addition, the Company maintains cash in certain ATMs currently in operation.

Trade accounts receivable: Trade accounts receivable include a receivable of approximately $307,000 from a related-party leasing company.

Inventories: Inventories are stated at the lower of cost (weighted-average) or market and consist of ATMs for resale and related service parts and supplies.

Goodwill: Goodwill, which represents the excess of the cost of the fair value of the net assets acquired in the acquisition (see Note 10), is being amortized on a straight-line basis over seven years.

Noncompete agreement: The noncompete agreement is being amortized on a straight-line basis over the three-year term of the agreement.

Customer lists: The customer lists are being amortized on a straight-line basis over their estimated lives of five years.

Accounting for long-lived assets: The Company periodically evaluates the net realizable values of its long-lived assets, including goodwill, noncompete agreement, customer lists, other intangible assets, and property and equipment, relying on a number of factors, including operating results, business plans, economic projections, and anticipated future cash flows. An impairment in the carrying value of an asset is assessed when the undiscounted, expected future operating cash flows derived from the asset are less than its carrying value. To date, management has determined that no impairment of long-lived assets and intangible assets exists.

Depreciation: It is the policy of the Company to provide depreciation using the straight-line method based on the estimated useful lives of the property and equipment, which range from five to seven years.

Deferred compensation: The Company is amortizing deferred compensation expense on a straight-line basis over 48 months, the length of the employment agreement. See also Note 9.

Deferred gain on sale-leaseback: The deferred gain on sale-leaseback is being amortized on a straight-line basis over the five-year life of the leases.

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.   Nature of Business and Summary of Significant Accounting Policies (Continued)

Income taxes and distributions: The Company is a limited liability company and, thus, the tax attributes of the Company are reported on the individual income tax returns of its members. The Company will make periodic distributions to its members to cover their personal tax liabilities relating to the Company’s income. The Subsidiary is a C Corporation. Thus, deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. No income tax expense or benefit was provided for the Subsidiary’s operations due to a net operating loss. Similarly, the Subsidiary does not have material deferred income taxes.

Foreign currency translation: The Company translates assets and liabilities of the Subsidiary at year-end exchange rates, and related revenues and expenses at average rates of exchange in effect during the year. The translation adjustment resulting from translation of assets and liabilities is included as a separate component of members’ equity, entitled comprehensive loss.

Processing expenses: On all ATMs, processing expenses represent processing fees paid to the network service providers and fees paid to the merchants. Additionally, for company-owned ATMs, processing expenses also include courier expenses, maintenance, lease payments, depreciation, telephone, insurance, supplies, and interest expense on capital investment and vault cash.

Note 2.   Property and Equipment

Property and equipment consisted of the following at December 31, 2000:

Office furniture and equipment	$664,111

Leasehold improvements	268,057

Computer equipment	885,490

Software	884,210

Vehicles	600,802

ATMs	4,328,302

Capitalized ATM lease	4,064,511

$11,695,483

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3.   Long-Term Debt

At December 31, 2000, long-term debt consisted of the following:

Installment notes payable, at varying interest rates, secured by vehicles	$166,449

10.5% note payable, due in monthly installments of $5,380 through October 2003, secured by ATMs	133,519

Capital lease obligations (Note 4)	4,000,574

4,300,542

Less current maturities	1,018,194

$3,282,348

Approximate aggregate annual maturities required on long-term debt at December 31, 2000, are as follows:

Years ending December 31:

2001	$1,018,000

2002	1,079,000

2003	1,121,000

2004	1,083,000

$4,301,000

Note 4.   Commitments and Contingencies

Operating leases: The Company leases operating space and storage space under noncancelable operating leases with unrelated parties. The leases provide that the Company pay operating expenses, such as property taxes, insurance, and maintenance costs, plus a base annual rent. Rent expense under these leases was approximately $244,000 for the 10 months ended December 31, 2000. Approximate future annual minimum rental payments under the aforementioned leases are $273,000, $243,000, $251,000, $232,000, and $174,000 for the years ending December 31, 2001, 2002, 2003, 2004, and 2005, respectively.

The Company also leases miscellaneous equipment under operating leases. Many of these leases are on a month-to-month basis. Rent expense was approximately $77,000 for the 10 months ended December 31, 2000. Approximate future annual minimum payments under aforementioned leases are $51,000, $34,000, and $20,000 for the years ending December 31, 2001, 2002, and 2003, respectively.

In June 2000, the Company sold 109 ATMs for $1,166,300, realizing a gain of $158,486. Simultaneous with the sale, the Company entered into an agreement to lease back the ATMs for a period of five years. As of December 31, 2000, the Company has 1,177 ATMs under similar lease agreements. The gain resulting from the sale has been recorded as deferred income and is being amortized over the lease term. Included as a deferred item in liabilities is the unamortized balance of $2,996,287 at December 31, 2000. The portion of this unamortized gain that will be recognized during the year ending December 31, 2001, totals $747,734 and has been reflected as a current liability at December 31, 2000. Rent expense was approximately $2,032,000 for the 10 months ended December 31, 2000.

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4.   Commitments and Contingencies (Continued)

Approximate aggregate annual future minimum lease payments under the ATM operating leases at December 31, 2000, are as follows:

Years ending December 31:

2001	$2,987,000

2002	2,987,000

2003	2,987,000

2004	2,738,000

$11,699,000

Capital leases: The Company has recorded certain ATMs and related debt under five-year capital lease agreements. As of December 31, 2000, the assets capitalized under the capital leases and related accumulated amortization were approximately $4,064,000 and $948,000, respectively.

Approximate aggregate annual future minimum lease payments under the capital leases at December 31, 2000, are as follows:

Years ending December 31:

2001	$1,252,000

2002	1,252,000

2003	1,252,000

2004	1,123,000

Total minimum lease payments	4,879,000

Less amount representing interest	878,000

Present value of minimum lease payments using a discount rate of 10.5 percent, included in long-term debt (Note 3)	$4,001,000

Note 5.   Major Suppliers

The Company is primarily selling and servicing ATMs manufactured by NCR and Triton. Accordingly, the Company’s current sales are dependent on the availability of product from these suppliers. Over 96 percent of the Company’s purchases since March 1, 2000 (date of formation) through December 31, 2000, were with these suppliers. Management believes the Company can obtain, if necessary, alternative suppliers of ATM machines without significant cost.

Note 6.   Retirement Benefits

The Company has a simple-IRA retirement savings plan that covers substantially all employees. The Company makes matching dollar-for-dollar contributions up to 3 percent of each participant’s compensation, not to exceed $6,000. The amount of matching contributions was approximately $86,500 for the 10 months ended December 31, 2000.

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7.   Processing Agreements

The Company currently has four agreements with companies for the processing of transactions through the ATMs. The agreements are typically for a three-year initial term with renewal provisions. The Company has agreed to pay fees and charges for processing as set forth in the agreements.

Note 8.   Cash Agreements

The Company has entered into agreements with two banks and a processor whereby these parties will provide up to $53,000,000 to operate certain designated ATMs. Fees ranging from the federal funds rate to prime plus 1 percent are paid to these parties monthly based on actual daily cash balances. Interest expense relating to these note arrangements was approximately $3,384,000 and is included in processing expense in the consolidated statement of income. Approximately $44,000,000 was outstanding on these agreements as of December 31, 2000. The agreements specify that all cash provided for the ATMs is the sole property of these parties. As a result, the Company does not record the cash in its consolidated financial statements. However, the Company is responsible for any loss of cash that is not covered by insurance, including losses due to processing errors, courier shortages, or accounting differences between the Company’s and the cash providers’ records of outstanding cash. Such errors, shortages, and differences regularly occur and are researched and resolved in the ordinary course of business. Historically, the Company has not experienced material losses as a result of its responsibility regarding the loss of cash (see Note 13).

Note 9.   Employment Agreements

On March 8, 2000, the Company entered into employment agreements with two executives whereby each executive received 86,639 shares of the Company’s Class C membership units, and one of these executives received 42,453 shares of Class A membership units effective March 1, 2000. As permitted under generally accepted accounting principles, the Company accounts for these grants under the provisions of APB Opinion No. 25 and its related interpretations.

The Company’s operating agreement assigned a fair value of $-0- per share for the Class C membership units and $10 per share for the Class A membership units. Accordingly, no compensation cost was recorded for the Class C membership units, while $424,533 was recorded as compensation expense for the Class A membership units. As the Company paid for the income taxes on the grant of the Class A membership units, an additional $406,255 was recorded as compensation expense on the date the employment agreements were approved. The $424,533 is recorded as deferred compensation and is being amortized over a period of 48 months. The Class A membership units vest ratably over a four-year period. Upon change of control of the Company, as defined in the employment agreements, the membership units become immediately vested. Upon death of the shareholder or termination without cause, the membership units vest over an accelerated period.

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10.   Acquisition

On July 1, 2000, the Company purchased the assets of Daniel L. Birkhauser, Inc. (Birkhauser), the Company’s largest distributor, which was engaged in the selling and servicing of ATMs, for $5,127,649. The purchase price exceeded the fair market value of net assets acquired by $4,237,571, of which $3,873,571 and $400,000 was allocated to goodwill and a noncompete agreement, respectively. The remaining value was allocated to the net assets acquired. The acquisition was accounted for using the purchase method of accounting, and accordingly, the operating results of Birkhauser have been included in the Company’s consolidated financial statements since the date of acquisition.

Note 11.   Formation of Access Cash International L.L.C.

On March 8, 2000, in a planned series of transactions, the assets, liabilities, and stockholders’ deficit of a predecessor entity were contributed to the Company in exchange for Class A membership capital representing an approximate 76 percent membership interest. As this transaction was between entities under common control, it was accounted for at historical cost in a manner similar to a pooling of interests. An additional $4,000,000 was distributed to the shareholders of the predecessor entity, resulting in an increase of members’ deficit in this amount. Also on this date, a corporate investor, in exchange for acquiring Class B membership capital representing an approximate 23.5 percent membership interest in the operations of the Company, contributed $20,000,000, less $1,184,505 in capital issuance costs. The remaining 0.5 percent equity interest is owned by an executive as discussed in Note 9 above. A summary of the predecessor entity’s contribution is as follows:

Cash	$65,871

Current assets less cash	7,193,283

Property and equipment	7,748,091

Other assets	959,774

Current liabilities	(14,741,053)

Long-term debt	(4,333,836)

Note payable—member	(2,033,694)

Deferred gain on sale-leaseback	(2,734,307)

Members’ deficit	7,875,871

Note 12.   Leases Receivable

In 2000, the Subsidiary entered into approximately 110 leases with convenience store owners whereby the store owners leased ATMs under direct financing lease arrangements. As of December 31, 2000, the Subsidiary has a lease receivable recorded of $703,658. Income on the leases is being recorded on a straight-line basis over the life of the leases. Subsequent to December 31, 2000, a leasing company has purchased these leases from the Company at their recorded value. The leasing company has certain recourse provisions against the Company. The Company retains the right to withhold residuals to offset any recourse payments. As full collection is expected to be completed in 2001, the Company has recorded these leases receivable as a current asset.

ACCESS CASH INTERNATIONAL L.L.C. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13.   Subsequent Event

In March 2001, the Company was notified that a courier used by the Company to stock ATMs with cash filed for bankruptcy protection as a result of alleged misappropriation of cash. On the date of filing the courier had approximately $3.3 million of cash under its responsibility, which had been obtained pursuant to the cash agreements entered into by the Company (see Note 8). The courier and the Company have insurance, which may cover losses if full recovery is not obtained in bankruptcy. The Company’s insurance provider is currently disputing responsibility for covering potential losses. The Company is responsible for any portion of the $3.3 million in cash that is not covered by insurance. Although there may be potential for future losses, the Company is unable to determine the amount of the potential loss, if any, at this time.

Note 14.   Pro Forma Income Taxes

The Company is a limited liability company (LLC). However, had the Company been a C Corporation, no income tax expense would have resulted due to the net loss incurred. Also no income tax benefit would result due to the uncertainty associated with future realization of the Company’s deferred tax assets.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Access Cash International, Inc. and Subsidiary
Arden Hills, Minnesota

We have audited the accompanying consolidated balance sheet of Access Cash International, Inc. and Subsidiary as of December 31, 1999, and the related consolidated statements of income, comprehensive loss and retained earnings (accumulated deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Access Cash International, Inc. and Subsidiary as of December 31, 1999, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP
Minneapolis, Minnesota
March 22, 2000

ACCESS CASH INTERNATIONAL, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
December 31, 1999

ASSETS

Current Assets
Operating, vault, and ATM cash	$72,604

Trade accounts receivable, less allowance for doubtful accounts of approximately $45,000	3,578,550

Inventories	9,983,753

Prepaid expenses	217,832

Total current assets	13,852,739

Property and Equipment, at cost	9,285,064

Less accumulated depreciation	1,543,724

Net property and equipment	7,741,340

Other Assets
Other, security deposits	268,024

Other, primarily customer lists, net of accumulated amortization of $170,695	593,169

Total other assets	861,193

Total assets	$22,455,272

See Notes to Consolidated Financial Statements.

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Current maturities of long-term debt	$3,122,489

Accounts payable	14,970,326

Accrued expenses	191,138

Current portion of deferred gain on sale-leaseback	125,988

Total current liabilities	18,409,941

Long-Term Debt, less current maturities	4,333,838

Note Payable, stockholder	2,033,694

Deferred Gain on Sale-Leaseback, net of accumulated amortization of $10,499, less current portion	493,439

Commitments and Contingencies

Stockholders’ Equity (Deficit)
Common stock, $0.01 par value; 25,000 shares authorized; 7,500 issued	75

Additional paid-in capital	27,826

Retained earnings (accumulated deficit)	(2,829,546)

Other comprehensive loss—foreign currency translation	(13,995)

Total stockholders’ equity (deficit)	(2,815,640)

Total liabilities and stockholders’ equity (deficit)	$22,455,272

ACCESS CASH INTERNATIONAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 1999

Equipment sales	$12,273,539

Processing revenue	42,115,220

54,388,759

Cost of sales	10,121,698

Processing expense	37,617,000

47,738,698

Gross profit	6,650,061

Operating expenses	9,300,653

Operating loss	(2,650,592)

Nonoperating expense:

Interest expense	(376,036)

Other, net	(13,626)

Net loss	$(3,040,254)

Pro forma net loss (Note 12):

Net loss, as reported	$(3,040,254)

Income tax expense	—

Pro forma net loss	$(3,040,254)

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS AND RETAINED EARNINGS
(ACCUMULATED DEFICIT)
Year Ended December 31, 1999

		Retained
	Comprehensive	Earnings
	Loss	(Deficit)

Balance, December 31, 1998		$499,620

Comprehensive loss:

Net loss	$(3,040,254)	(3,040,254)

Equity adjustment from foreign currency translation	(13,995)

Comprehensive loss	$(3,054,249)

Distributions to stockholders		(288,912)

Balance, December 31, 1999		$(2,829,546)

See Notes to Consolidated Financial Statements.

ACCESS CASH INTERNATIONAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS
Year Ended December 31, 1999

Cash Flows From Operating Activities
Net loss	$(3,040,254)

Adjustments to reconcile net loss to net cash provided by operating activities:

Depreciation and amortization	1,186,487

Deferred gain on sale-leaseback	(10,499)

Changes in assets and liabilities:

Decrease (increase) in:

Trade accounts and other receivables	451,381

Inventories	(909,784)

Prepaid expenses	(56,124)

Other assets	(267,324)

Increase (decrease) in:

Accounts payable	4,428,756

Accrued expenses	(117,136)

Deferred gain on sale-leaseback	629,926

Net cash provided by operating activities	2,295,429

Cash Flows From Investing Activities
Purchase of equipment	(6,838,522)

Purchase of customer list	(361,551)

Net cash used in investing activities	(7,200,073)

Cash Flows From Financing Activities
Principal payments on long-term notes	(357,674)

Borrowings on long-term notes	4,426,172

Distributions to stockholders	(288,912)

Net cash provided by financing activities	3,779,586

Effect of Foreign Currency Exchange Rate Changes on Cash	(13,995)

Net decrease in cash	(1,139,053)

Cash
Beginning of year	1,211,657

End of year	$72,604

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$2,088,886

Acquisition of vehicles through notes payable	172,381

See Notes to Consolidated Financial Statements.

ACCESS CASH INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.    Nature of Business and Summary of Significant Accounting Policies

Nature of business: Access Cash International, Inc. (ACI), and its subsidiary’s (collectively referred to as the Company) operations principally involve the sale and servicing of automated teller machines (ATMs) throughout the United States and Canada to nonfinancial retail organizations, such as convenience stores or gas stations, and administrating the processing of ATM transactions from these machines. The Company primarily contracts with independent third parties to handle the processing of the ATM transactions. The Company currently sells and services primarily two types of machines—NCR and Triton. The Company receives continuing fee income from the transactions processed on ATMs it has sold.

The Company also owns ATMs outright or through joint ownership, which have been placed into operation at various retail locations. No rental fees are charged to the retailer. The Company receives transaction revenues on these units, a portion of which is shared with the retail location.

The Company’s ATM network operations are subject to certain regulations with respect to ATM transactions. Changes in these regulations resulting from future legislation could significantly impact the Company.

Basis of presentation and principles of consolidation: In 1999, Access Cash Canada Company (the Subsidiary) was incorporated in Canada to sell and service ATMs in Canada. The Subsidiary is a wholly owned subsidiary of ACI. The consolidated financial statements include the accounts of ACI and the Subsidiary. All material intercompany accounts and transactions are eliminated in consolidation.

Revenue and cost recognition: Equipment sale revenues consist of sales of ATMs, parts, and services and are recognized upon shipment for sales to independent distributors and upon ATM installation for direct sales. Revenues for services are recognized upon completion of the service.

Processing revenues represent the Company’s share of fees charged to ATM users and their financial institutions. Fees are earned and recorded daily based upon transactions processed through the ATMs.

Management estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of asset and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash: The Company maintains its cash in bank deposit accounts which at times may exceed federally insured limits. The Company has not experienced any losses as a result of this cash concentration. In addition, the Company maintains cash in certain ATMs currently in operation.

Inventories: Inventories are stated at the lower of cost (weighted-average) or market and consist of ATMs for resale and related service parts and supplies.

ACCESS CASH INTERNATIONAL, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.    Nature of Business and Summary of Significant Accounting Policies (Continued)

Customer lists: The customer lists are being amortized on a straight-line basis over their estimated lives of five years.

The Company periodically evaluates the net realizable values of its long-lived assets, including customer lists, other intangible assets, and property and equipment, relying on a number of factors, including operating results, business plans, economic projections, and anticipated future cash flows. An impairment in the carrying value of an asset is assessed when the undiscounted, expected future operating cash flows derived from the asset are less than its carrying value. To date, management has determined that no impairment of long-lived assets and intangible assets exists.

Depreciation: It is the policy of the Company to provide depreciation using the straight-line method based on the estimated useful lives of the property and equipment, which range from five to seven years.

Effective January 1, 1999, the estimated useful life of the Company’s ATMs placed in service during 1999 and beyond was extended from five to seven years in recognition of the technological improvements that have been incorporated into the new models. The estimated useful lives of ATMs installed and acquired prior to 1999 will continue to be five years.

Deferred gain on sale-leaseback: The deferred gain on sale-leaseback is being amortized on a straight-line basis over the life of the leases, which currently is five years.

Income taxes and distributions: The Company is an S Corporation and, thus, the tax attributes of the Company are reported on the individual income tax returns of its stockholders. The Company will make periodic distributions to its stockholders to cover their personal tax liabilities relating to the Company’s income.

Foreign currency translation: The Company translates assets and liabilities of the Subsidiary at year-end exchange rates, and related revenues and expenses at average rates of exchange in effect during the year. The translation adjustment resulting from translation of assets and liabilities is included as a separate component of stockholders’ equity, entitled comprehensive loss.

Processing expenses: On all ATMs, processing expenses represent processing fees paid to the network service providers and fees paid to the merchants. Additionally, for company-owned ATMs, processing expenses also include courier expenses, maintenance, lease payments, depreciation, telephone, insurance, supplies, and interest expense on capital investment and vault cash.

ACCESS CASH INTERNATIONAL, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2.    Property and Equipment

Property and equipment consisted of the following at December 31, 1999:

Office furniture and equipment	$498,718

Leasehold improvements	105,320

Computer equipment	668,205

Software	588,348

Vehicles	806,358

ATMs	2,562,783

Capitalized ATM lease	4,055,332

$9,285,064

Note 3.    Financing Arrangements

Revolving credit facility: At December 31, 1999, the Company has a revolving credit facility which expires on June 1, 2000, and allows the Company to borrow up to $3,000,000 bearing interest at either the bank’s reference rate (8.5 percent at December 31, 1999) or the Eurodollar rate as defined in the credit facility agreement plus 2.25 percent. Available borrowings are calculated as a percent of eligible trade accounts receivable and inventories. At December 31, 1999, $2,144,517 was borrowed under the revolving credit facility.

The revolving credit facility is secured by trade accounts receivable, inventories, property and equipment, certain other assets, and the personal guarantees of the Company’s stockholders. The credit facility contains various restrictive covenants relative to maintaining minimum amounts of net worth and maintaining a certain debt to net worth ratio.

The Company was in violation of certain of the above covenants as of December 31, 1999. However, the amount outstanding under the revolving credit facility was paid in full in March 2000. The Company does not anticipate utilizing this credit facility before its maturity date. The proceeds used to pay off this facility were received from a private investor as described in Note 11.

Long-term debt: At December 31, 1999, long-term debt consisted of the following:

Revolving credit facility	$2,144,517

Installment notes payable, at varying interest rates, secured by vehicles	340,406

Capital lease obligations	4,790,134

10.5% note payable, due in monthly installments of $5,380 through October 2003, secured by ATMs	181,270

7,456,327

Less current maturities	3,122,489

$4,333,838

ACCESS CASH INTERNATIONAL, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3.    Financing Arrangements (Continued)

Approximate aggregate annual maturities required on long-term debt at December 31, 1999, are as follows:

Years ending December 31:

2000	$3,122,000

2001	1,051,000

2002	1,079,000

2003	1,121,000

2004	1,083,000

$7,456,000

Note 4.    Note Payable, Stockholder

The Company has a demand note payable to a stockholder which bears interest at 10.5 percent and is secured by all company assets. This note is subordinated to the bank revolving credit facility. The amount outstanding under the demand note payable was paid in full in March 2000. The proceeds used to pay off this demand note payable were received from a private investor as described in Note 11.

Interest expense relating to the above note arrangement was approximately $214,000 in 1999. Interest expense in 1999 was classified as a financing expense, as proceeds were used in operations.

Note 5.    Commitments and Contingencies

Operating leases: The Company leases operating space under noncancelable operating leases with unrelated parties. The leases provide that the Company pay its pro rata share of operating expenses, such as property taxes, insurance, and maintenance costs, plus a base annual rent. Rent expense under these leases was approximately $225,000 for the year ended December 31, 1999. Approximate future annual minimum rental payments under the aforementioned leases are $168,000, $63,000, and $17,000 for the years ending December 31, 2000, 2001, and 2002, respectively.

The Company also leases storage space under operating leases. These leases are conducted on a month-to-month basis. Rent expense was approximately $83,000 for the year ended December 31, 1999.

In December 1999, the Company sold 186 ATMs for $1,990,200, realizing a gain of $629,926. Simultaneous with the sale, the Company entered into an agreement to lease back the ATMs for a period of five years. The gain resulting from the sale has been recorded as deferred income and is being amortized over the lease term. Included as a deferred item in liabilities is the unamortized balance of $619,427 at December 31, 1999. The portion of this unamortized gain that will be recognized during the year ending December 31, 2000, totals $125,988 and has been reflected as a current liability at December 31, 1999. Rent expense was approximately $20,000 for the year ended December 31, 1999.

ACCESS CASH INTERNATIONAL, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5.    Commitments and Contingencies (Continued)

Approximate aggregate annual future minimum lease payments under the ATM operating leases at December 31, 1999, are as follows:

Years ending December 31:

2000	$479,000

2001	479,000

2002	479,000

2003	479,000

2004	439,000

$2,355,000

Capital leases: The Company has recorded certain ATMs and related debt under five-year capital lease agreements. As of December 31, 1999, the assets capitalized under the capital leases and related accumulated amortization were approximately $4,055,000 and $366,000, respectively.

Approximate aggregate annual future minimum lease payments under the capital leases at December 31, 1999, are as follows:

Years ending December 31:

2000	$1,252,000

2001	1,252,000

2002	1,252,000

2003	1,252,000

2004	1,123,000

Total minimum lease payments	6,131,000

Less amount representing interest	1,340,866

Present value of minimum lease payments using a discount rate of 10.5 percent, included in long-term debt (Note 3)	$4,790,134

Note 6.    Major Suppliers

The Company is primarily selling and servicing ATMs manufactured by NCR and Triton. Accordingly, the Company’s current sales are dependent on the availability of product from these suppliers. Over 98 percent of the Company’s purchases in 1999 and 1998 were with these suppliers. Management believes the Company can obtain, if necessary, alternative suppliers of ATM machines without significant cost.

Note 7.    ATM Placement Program Agreements

The Company has four agreements covering the placement and operation of ATMs with unrelated parties. The ATMs are owned jointly, and the parties share in the profits generated. As of December 31, 1999, approximately 130 ATMs were operated under these arrangements, which are included with property and equipment and have a net book value of approximately $371,000.

ACCESS CASH INTERNATIONAL, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8.     Retirement Benefits

On January 1, 1998, the Company adopted a simple-IRA retirement savings plan that covers substantially all employees. The Company makes matching dollar-for-dollar contributions up to 3 percent of each participant’s compensation, not to exceed $6,000. The amount of matching contributions was approximately $52,000 for the year ended December 31, 1999.

Note 9.     Processing Agreements

The Company currently has four separate agreements with companies for the processing of transactions through the ATMs. The agreements are typically for a three-year initial term with renewal provisions. The Company has agreed to pay fees and charges for processing as set forth in the agreements.

Note 10.     Cash Agreements

The Company has entered into agreements with two banks and a processor whereby these parties will provide up to $43,000,000 to operate certain designated ATMs. Approximately $34,200,000 was outstanding on these agreements as of December 31, 1999. The agreements specify that all cash provided for the ATMs is the sole property of these parties. As a result, the Company does not record the cash in its consolidated financial statements. However, the Company is responsible for any loss of cash that is not covered by insurance. The Company has not experienced material amounts of losses as a result of this commitment. Fees ranging from the Federal Funds rate to prime plus 1 percent are paid to these parties monthly based on actual daily cash balances. The agreements expire June 2000, November 2000, and December 2000, respectively. Interest expense relating to these note arrangements was approximately $1,551,000 and is included in processing expense in the consolidated statements of income.

Note 11.     Subsequent Event

In January 2000, the Company entered into an agreement with a leasing company for the sale of up to 1,100 ATMs for $11,700,000. As of March 22, 2000, the Company had sold 886 ATMs for $9,480,200, realizing an approximate gain of $3,000,000. Simultaneous with the sale, the Company entered into an agreement to lease back the ATMs for a period of five years. The gain resulting from the sale will be recorded as deferred income and will be amortized over the lease term. Approximate future annual minimum rental payments are approximately $2,242,000 for each of the years ending December 31, 2000, 2001, 2002, 2003, and 2004.

On March 8, 2000, the Company entered into an agreement with a corporate investor whereby the investor will acquire a 23.5 percent membership interest in the operations of the Company in exchange for an investment of $20,000,000, less capital issuance costs. To facilitate this transaction, the Company and investor formed Access Cash International L.L.C., a limited liability company, under which substantially all of the Company’s assets, with the exception of approximately $4,000,000, were exchanged for a 76.5 percent membership interest. The $4,000,000 will be used to redeem certain equity securities of the Company. A portion of the proceeds received from the investor was used to repay the stockholder note payable and the Company’s revolving credit facility. The remainder will be used to expand the Company’s network of ATMs. All of the operations formerly conducted in the Company will now be conducted in the limited liability company. The Company will still exist; however, the Company will have no debt, and the only significant asset will be its investment in the limited liability company.

ACCESS CASH INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12.     Pro Forma Income Taxes

The Company is an S Corporation. However, had the Company been a C Corporation, no income tax expense would have resulted due to the net loss incurred. Also no income tax benefit would result due to the uncertainty associated with future realization of the Company’s deferred tax assets.

         (b)     Pro Forma Financial Information

eFunds Corporation
Unaudited Condensed Consolidated
Pro Forma Balance Sheets And Statements Of Operation

INTRODUCTION

On October 10, 2001 (the “Closing Date”) the registrant acquired (the “Acquisition”) the remaining equity interests (the “Interests”) in Access Cash International L.L.C., a Delaware limited liability company (“ACI”), from ATM Holding, Inc., a Minnesota corporation. ACI is the second largest independent provider of automated teller machine (ATM) services in the United States, with approximately 8,400 owned or managed ATMs. ACI provides turnkey ATM deployment solutions, including ATM sales and management activities, as well as branding and advertising services. The registrant intends to continue to use ACI’s assets for these purposes.

The total purchase price (the “Purchase Price”) for the Interests was $43,858,468, of which approximately $39,550,000 was paid in cash on or prior to the Closing Date. Payment of the balance of the Purchase Price (approximately $4,308,000) is subject to the satisfaction of certain post-closing conditions. The Purchase Price was determined by negotiation between the parties and was paid using the available cash reserves of the registrant.

In March 2000, the registrant paid cash of $20.0 million for an approximate 24% interest in ACI. The registrant was accounting for this investment under the equity method of accounting. The difference of $20.0 million between the registrant value of the investment and the underlying equity in the net assets of ACI was being accounted for in the same manner as goodwill, and amortized over 15 years. The net amount of $17.5 million has been reclassified from long-term investment to goodwill in the accompanying unaudited historical registrants balance sheet as of June 30, 2001. Following the Acquisition of the Interests, the registrant owns 100% of the outstanding equity interests in ACI.

The registrant had previously agreed to make up to $35 million of cash available for supplying ATMs managed by ACI and had supplied $21.7 million of vault cash for this purpose as of June 30, 2001. The registrant also agreed to guarantee up to $CDN 3.0 million face value of equipment leases for Canadian customers of ACI and had indicated that, subject to the mutual agreement of the parties upon definitive terms and conditions, it would be willing to work towards an arrangement under which the registrant would loan ACI up to $12.0 million to enable it to undertake mutually agreed-upon acquisitions. No payments were made pursuant to this loan and guarantee agreement.

In September 2000, the registrant entered into an ATM deployment and management agreement with ACI under which the registrant received fees paid by customers utilizing ATMs deployed by it and interchange fees from their banks. ACI managed this network of ATMs in exchange for a management fee determined by reference to the number of ATMs deployed. In June 2001, the registrant and ACI amended the ATM deployment and management agreement such that the registrant also managed ACI’s sales of ATM devices and customer maintenance and received the ongoing revenues from these activities. In return, the registrant paid ACI a fixed monthly fee. ACI also paid a one-time fee to the registrant as part of a settlement of certain disputes that had arisen under the deployment agreement.

The Acquisition has been accounted for in the Pro Forma Unaudited Consolidated Financial Information using the purchase method of accounting. The accompanying Pro Forma Unaudited Consolidated Balance Sheet combines the historical balance sheet of eFunds Corporation as of June 30, 2001 with the June 30, 2001 balance sheet of ACI. The Pro Forma Unaudited Consolidated Statements of Operations combine the historical statements of operations of the registrant and ACI for the year ended December 30, 2000 and the six months ended June 30, 2001 giving effect to the Acquisition of the Interests in ACI as if it had occurred at the beginning if each period. The detailed assumptions used to prepare the pro forma unaudited consolidated financial information are contained in the notes to the unaudited consolidated pro forma financial information. Pro forma adjustments for the acquisition of ACI are based upon preliminary estimates, available information and certain assumptions that the management of the registrant deems appropriate. Final adjustments may differ from the pro forma adjustments presented herein. The pro forma unaudited consolidated financial information does not purport to represent the results of operations or the financial position of the registrant that actually would have resulted had the Acquisition occurred as of the dates indicated, nor should it be taken as indicative of the future results of the operations or future financial position of the registrant.

The pro forma unaudited consolidated financial information should be read in conjunction with the separate historical financial statements and notes thereto reported by the registrant in its annual report on Form 10-K for the year ended December 31, 2000 and in its quarterly report on Form 10-Q for the quarter ended June 30, 2001 and the financial statements of ACI for the years ended December 31, 2000 and 1999 and the six months ended June 30, 2001 (which are contained elsewhere herein).

eFunds CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
June 30, 2001

	Historical
			Pro Forma
	eFunds	ACI	Adjustments		Pro Forma

(dollars in thousands)

Current Assets

Cash and cash equivalents	$80,320	$1,389	$(39,550	)(a)	$42,159

Time deposit subject to compensating balance arrangement	1,500	—	—		1,500

Restricted custodial cash	5,355	—	—		5,355

Accounts receivable - net	81,518	3,765	—		85,283

Deferred income taxes	12,589	—	—		12,589

Prepaid expenses and other current assets	9,567	3,570	—		13,137

Total current assets	190,849	8,724	(39,550)		160,023

Property and equipment - net	72,913	7,897	(1,444	)(a)	79,366

Long-term investments	1,078	—	—		1,078

Restricted cash	21,696	—	—		21,696

Intangibles

Goodwill - net	58,566	3,999	31,399	(a)	89,965

			(3,999	)(a)

Software - net	34,970	—	—		34,970

Other intangible assets - net	13,879	—	8,000	(a)	21,879

Total intangibles - net	107,415	3,999	35,400		146,814

Other non-current assets	7,390	246	497	(a)	8,133

Total non-current assets	210,492	12,142	34,453		257,087

Total assets	$401,341	$20,866	$(5,097)		$417,110

Current Liabilities

Accounts payable	$24,372	$10,484	$—		$34,856

Accrued liabilities	65,856	956	(444	)(a)	66,368

Long-term liabilities due within one year	2,280	1,787	(747	)(a)	3,320

Total current liabilities	92,508	13,227	(1,191)		104,544

Long-term debt	896	2,733	—		3,629

Other long-term liabilities	100	1,874	(1,874	)(a)	1,100

			1,000	(a)

Stockholders’ equity	307,837	3,032	(3,032	)(a)	307,837

Total liabilities and stockholders’ equity	$401,341	$20,866	$(5,097)		$417,110

See notes to pro forma consolidated financial statements

eFunds CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2000

	Historical
			Pro Forma
	eFunds	ACI	Adjustments		Pro Forma

(dollars in thousands, except per share data)

Net Revenue	$417,894	$66,273	$(24,716	)(b)	$459,451

Cost of revenue, excluding loss contract and asset impairment charges	252,262	60,630	(24,716	)(b)	288,176

Loss contract and asset impairment charges	9,700	—	—		9,700

Gross Margin	155,932	5,643	—		161,575

Selling, general and administrative expense	146,056	10,978	—		157,034

Income (loss) from operations	9,876	(5,335)	—		4,541

Other Income (Expense)

Interest expense	(3,897)	(33)	—		(3,930)

Interest and other income (expense)	2,303	281	500	(b)	(390)

			(2,274	)(c)

			(1,200	)(d)

Income (loss) before income taxes	8,282	(5,087)	(2,974)		221

Benefit (provision) for income taxes	(3,644)	—	2,902	(e)	(742)

Net income (loss)	$4,638	$(5,087)	$(72)		$(521)

Weighted average shares outstanding	42,788				42,788

Weighted average shares and potential dilutive shares outstanding	42,867				42,867

Net income (loss) - per share - basic	$0.11				$(0.01)

Net income (loss) - per share - diluted	$0.11				$(0.01)

See notes to pro forma consolidated financial statements

eFunds CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2001

	Historical
			Pro forma
	eFunds	ACI	Adjustments		Pro Forma

(dollars in thousands, except per share data)

Net Revenue	$252,697	$35,159	$(34,823	)(b)	$253,033

Cost of revenue, excluding loss contract and asset impairment charges	157,182	31,495	(34,823	)(b)	153,854

Gross Margin	95,515	3,664	—		99,179

Selling, general and administrative expense	75,810	7,657	—		83,467

Income (loss) from operations	19,705	(3,993)	—		15,712

Other Income (Expense)

Interest expense	(497)	(10)	—		(507)

Interest and other income (expense)	797	26	375	(b)	(242)

			(840	)(c)

			(600	)(d)

Income (loss) before income taxes	20,005	(3,977)	(1,065)		14,963

Benefit (provision) for income taxes	(7,202)	—	1,815	(e)	(5,387)

Net income	$12,803	$(3,977)	$750		$9,576

Weighted average shares outstanding	45,647				45,647

Weighted average shares and potential dilutive shares outstanding	47,341				47,341

Net income per share — basic	$0.28				$0.21

Net income per share — diluted	$0.27				$0.20

See notes to pro forma consolidated financial statements

eFunds Corporation
Notes to Pro Forma Unaudited Consolidated Financial Statements

The following explanations describe the assumption used in determining the pro forma adjustments necessary to present a pro forma unaudited consolidated balance sheet as of June 30, 2001 and the pro forma unaudited consolidated statements of income (loss) for the year ended December 31, 2000 and the six months ended June 30, 2001.

a.	To record the purchase price of the ACI Interests as follows:

Record the property and equipment at fair value	$(1,444)

To eliminate historic ACI goodwill	(3,999)

To record contingent obligations relating to an existing contract, subject to finalization of certain reconciliations	(1,000)

To eliminate certain deferred revenues	444

To eliminate a deferred gain	2,621

To eliminate historic ACI equity	3,032

To record deferred income taxes	497

To record intangibles	8,000

To record goodwill	31,399

Cash purchase price of interests	$39,550

In March 2000, the registrant paid cash of $20.0 million for an approximate 24% interest in ACI. This investment was being accounted for under the equity method of accounting. The difference of $20.0 million between the Company value of the investment and the underlying equity in the net assets of ACI was being accounted for in the same manner as goodwill, and amortized over 15 years. The net amount of $17.5 million has been reclassified from long-term investment to goodwill in the accompanying unaudited pro forma financial statements.

The purchase price has been allocated in accordance with Statement of Financial Standards No. 141 “Business Combinations”. The purchase price allocation at June 30, 2001 has been allocated based on the estimated fair value of net tangible and identifiable intangible assets acquired with the remaining purchase price having been allocated to goodwill. This allocation is preliminary and subject to change pending the results of management’s evaluation of fair values of identifiable intangibles and the consideration of certain contingencies primarily related to certain exit costs. The amounts allocated to identifiable intangibles represent management’s best estimate of fair value of certain trademarks, contractual relationships and branding agreements generally presumed to have a life of five years. Management is in the process of refining these estimates using a variety of inputs including professionals knowledgeable in valuation techniques. Management’s estimates may change materially once this analysis is complete.

b.	To record the elimination of the Management Agreement between ACI and eFunds Corporation, and all other related transactions including processing revenue, equity in ACI losses, and fees charged on the vault cash.

c.	To reflect the loss of interest income related to the cash purchase price of $39,550.

d.	To record the amortization of the intangible associated with the acquisition.

e.	To record the income tax impact of the historic ACI operations and the pro forma income statement adjustments using an effective rate of 36%.

C. EXHIBITS

         The following exhibits are filed as part of this Report

Method of
Exhibit No.	Description	Filing

23.1	Consent of McGladrey & Pullen, LLP	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation (Registrant)

Date: November 12, 2001	/s/ J. A. Blanchard III J. A. Blanchard III, Chief Executive Officer and Chairman (Principal Executive Officer)

EXHIBIT INDEX

Page
Exhibit No.	Description	Number

23.1	Consent of McGladrey & Pullen, LLP